Item 77C - DWS Intermediate Tax/AMT Free
Fund (a series of DWS
Tax Free Trust)

Registrant incorporates by reference to
Proxy Statement filed on February
27, 2006 (Accession No. 0001193125-06-
039892).
A Special Meeting of Shareholders (the
"Meeting") of DWS Intermediate
Tax/AMT Free Fund (the "Fund") was held
on May 5, 2006, at the offices of
Deutsche Asset Management, 345 Park
Avenue, New York, New York
10154. At the Meeting, the following
matters were voted upon by the
shareholders (the resulting votes are
presented below):
I.	Election of Board Members. ("Number
of Votes" represents all funds
that are series of DWS Tax Free Trust.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
43,097,671.070
1,694,728.102
Dawn-Marie Driscoll
43,107,526.065
1,684,873.107
Keith R. Fox
43,108,119.003
1,684,280.139
Kenneth C. Froewiss
43,102,369.906
1,690,029.266
Martin J. Gruber
43,063,993.292
1,728,405.880
Richard J. Herring
43,087,726.790
1,704,672.382
Graham E. Jones
43,013,549.297
1,778,849.875
Rebecca W. Rimel
43,089,764.223
1,702,634.949
Philip Saunders, Jr.
43,064,668.824
1,727,730.348
William N. Searcy, Jr.
43,039,080.419
1,753,318.753
Jean Gleason
Stromberg
43,039,293.821
1,753,105.351
Carl W. Vogt
42,999,249.900
1,793,149.272
Axel Schwarzer
43,013,519.181
1,778,879.991

II-A.	Approval of an Amended and Restated
Investment Management
	Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
33,276,465.530
1,314,153.142
1,410,431.500
8,791,349.000


II-B.	Approval of a Subadvisor Approval
Policy.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
30,640,778.085
3,839,777.871
1,520,494.216
8,791,349.000

III.	Approval of revised fundamental
investment restrictions regarding
Commodities:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
32,665,464.940
1,631,990.752
1,703,594.480
8,791,349.000


IV-A.	Approval of Amended and Restated
Declaration of Trust. ("Number of
Votes" represents all funds that are
series of DWS Tax Free Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
33,075,244.673
1,265,441.031
1,660,364.468
8,791,349.000

The Meeting was reconvened on August 31,
2006, at which time the
following matter was voted upon by the
shareholders (the resulting votes are
presented below):
IV-B.	Approval of Further Amendments to
the Amended and Restated
Declaration of Trust(1).

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
39,382,284.714
1,764,037.689
1,803,236.601
6,513,109.000

(1)	This proposal was not approved by
the shareholders.
*	Broker non-votes are proxies
received by the Fund from brokers or
nominees when
the broker or nominee neither has
received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


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